EXHIBIT 4.142

Nevada Geothermal Power Company
Suite 900 - 409 Granville St.
Vancouver, B.C.
V6C 1C2

March 31, 2009

Gryphon Gold Corporation
5490 Longley Lane Reno, NV
89511

Dear Sirs:

Re: Purchase Agreement for Mining Claims

This letter sets forth the terms and conditions of our agreement whereby Nevada Geothermal Power Company (the "Company") will acquire from Gryphon Gold Corporation (the "Vendor"), indirectly through its subsidiary Nevada Eagle Resources LLC ("NER"), a 100% interest in and to the Property, subject to certain Royalties retained by the Vendor, in accordance with the following terms and conditions:

1.

Definitions

1.1

The following terms as used in this Agreement shall have the following meanings:

(a)

“Area of Interest" means the lands that are located in the State of Nevada that are within the perimeter of the geothermal leases owned by the Company, which are identified as cross-hatched areas on Exhibit B hereto;

(b)

"NSR" means the amount received from a mint, smelter, or other purchaser upon the sale of Product removed from the Property after deducting the costs of smelting and refining, and actual freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by any reason of, or in the course of, such transportation of Product from the Property to the Smelter;

(c)

"Smelter" means conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to reduce ores or concentrates;

(d)

"Product" means all metals, bullion, concentrates or ores removed from the Property;

(e)

"Property" means a 100% undivided interest in the mineral claims described in Exhibit A hereto;

(f)

"Property Rights" means all licenses, permits, easements, rights of way, certificates and other approvals obtained by the Vendor, or its affiliates, either before or after the date of this Agreement and necessary for the exploration and development of the mineral claims which comprise the Property for minerals, or for the purpose of placing the Property or any portion thereof into production or continuing production therefrom; and

(g)

"Royalties" has the meaning defined in Section 4 of this Agreement.

1.2

All references to currency in this Agreement shall mean StateUnited States dollars unless otherwise stated.

2.

Representations and Warranties

2.1

The Vendor hereby represents and warrants to the Company that:

(a)

NER is a 100% owned subsidiary of the Vendor;

(b)

NER is the legal and beneficial owner of a 100% interest in all of the mineral claims comprising the Property, free and clear of all liens, charges, or encumbrances, except those specifically described on Exhibit A hereto;

(c)

the mineral claims which comprise the Property have been duly and validly located    and recorded pursuant to the mining laws of the State of Nevada, and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions as of the date hereof until the date set opposite the respective names in Exhibit A hereto;

(d)

entering into this Agreement does not and will not conflict with, and does not and will not result in a breach of, any agreement or instrument to which the Vendor or NER are a party;

(e)

this Agreement and the sale of the Property contemplated hereby has been approved by all necessary corporate action on the part of the Vendor and NER;

(f)

there are no adverse claims or challenges against or to the ownership of or title to the Property, nor to the best of the Vendor's knowledge is there any basis therefore; and

(g)

this Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding agreement of the Vendor, enforceable against the Vendor in accordance with its terms.

3.

Purchase and Sale

3.1

The Vendor hereby agrees to sell to the Company a 100% interest in and to the Property, subject to the following Royalties, in consideration for payment of the sum of $50,000 by the Company to the Vendor.

3.2

The purchase and sale of the Property shall be complete on a day to be agreed upon by the parties (the "Closing Date").

3.3

On the Closing Date the Vendor shall deliver to the Company documents, in a form acceptable for registration, necessary for the transfer to the Company, or to its nominee, of a 100% legal and beneficial interest in mineral claims which comprise the Property, duly executed by NER (the "Transfer Documents").

3.4

On the Closing Date the Company shall deliver, in exchange for the Transfer Documents, a cheque for the sum of $50,000 payable to the Vendor.

4.

Royalties

4.1

Notwithstanding the purchase by the Company of a 100% interest in the Property, the Vendor shall retain the following royalty interests in the Property:

(a)

a 2% NSR on any future precious metal production from the mineral claims which comprise the Property; and

(b)

a 0.5% NSR on any future precious metal production that is derived from mineral claims or mineral rights located within the Area of Interest illustrated on Schedule B hereto that may be acquired by the Company, or its affiliates, after the date of this Agreement from the owners of such mineral claims or mineral rights. For greater certainty, a Royalty shall not be paid on any mineral claims that are currently owned, or which may be staked, by the Company or its affiliates.

4.2

The Company shall be under no obligation whatsoever to place the Property into production, and in the event commercial production is commenced the Company shall have the right at any time to curtail or suspend such production as it in its discretion may determine.

5.

Miscellaneous

5.1

The Vendor hereby covenants and agrees that it shall not, nor will any associates or affiliates of the Vendor, stake or otherwise acquire any additional mineral claims that lie within the Unit Boundary indicated on Exhibit B hereto.

5.2

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

5.3

Each notice, demand or other communication required or permitted to be given shall be in writing and shall be sent by prepaid registered mail or deposited in a post office in the United States addressed to the party entitled to receive the same, or delivered, or sent via facsimile to such party at the address of such party as indicated on page one of this Agreement.

5.4

Each party may at any time or from time to time notify the other parties in writing of a change in address and the new address which notice shall be given to it thereafter until further change.

5.5

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.6

All questions relating to the execution, validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Nevada. It is agreed that all disagreements concerning the respective obligations of the parties under this Agreement shall be resolved in accordance with the rules of the American Arbitration Association. Each party shall bear its own attorney's fees and costs in connection resolving such disputes unless a specific award for costs is made in favour of one party under a decision of a duly appointed arbitrator.

5.7

Time is of the essence of this Agreement.

5.8

This Agreement supercedes any other agreements or arrangements, whether oral or written, existing between the parties in respect to the Property.

5.9

The Vendor and the Company agree to be responsible for their own respective legal expenses relating to this agreement and the negotiation and preparation of this agreement.

5.10

This Agreement may be executed in counterparts and facsimile signatures shall be acceptable.

5.11

Each of the parties acknowledge and agree that no finders fees shall be payable with respect to this transaction.

If the above terms and conditions accurately record your understanding of our agreement, please so acknowledge by signing a copy of this agreement in the space provided and returning the same to us at your earliest convenience.

Upon your execution thereof, this Agreement will constitute a legal and binding agreement subject to its terms.

Nevada Geothermal Power Company

Per:

Brian Fairbank (signed)

Authorized Signatory

The foregoing is hereby confirmed, acknowledged and accepted this 31 day of March, 2009.

Gryphon Gold Corporation

Per:

 John L. Key (signed)

Authorized Signatory

EXHIBIT "A"
TO LETTER AGREEMENT BETWEEN NEVADA GEOTHERMAL POWER
COMPANY AND GRYPHON GOLD CORPORATION.

PROPERTY DESCRIPTION

The Property consists of the following mineral claims located in the State of Nevada, section 14, Township 36N, Range 34E:

Serial #	Claim Name	Registered Holder	Humboldt StateStateCounty StateRecord #
NMC 1001318	Blue 1	Nevada Eagle Resources LLC	2008-9784
NMC1001319	Blue 2	Nevada Eagle Resources LLC	2008-9785
NMC1001320	Blue 3	Nevada Eagle Resources LLC	2008-9786
NMC1001321	Blue 4	Nevada Eagle Resources LLC	2008-9787
NMC1001322	Blue 5	Nevada Eagle Resources LLC	2008-9788
NMC1001323	Blue 6	Nevada Eagle Resources LLC	2008-9789
NMC1001324	Blue 7	Nevada Eagle Resources LLC	2008-9790
NMC1001325	Blue 8	Nevada Eagle Resources LLC	2008-9791
NMC1001326	Blue 9	Nevada Eagle Resources LLC	2008-9792
NMC 1001327	Blue 10	Nevada Eagle Resources LLC	2008-9793
NMC1003767	Blue #11	Nevada Eagle Resources LLC	2009-498
NMC1003768	Blue #12	Nevada Eagle Resources LLC	2009-499
NMC1003769	Blue #13	Nevada Eagle Resources LLC	2009-500
NMC1003770	Blue #14	Nevada Eagle Resources LLC	2009-501
NMC1003771	Blue #15	Nevada Eagle Resources LLC	2009-502
NMC1003772	Blue #16	Nevada Eagle Resources LLC	2009-503
NMC1003773	Blue #17	Nevada Eagle Resources LLC	2009-504
NMC1003774	Blue #18	Nevada Eagle Resources LLC	2009-505
NMC1003775	Blue #19	Nevada Eagle Resources LLC	2009-506
NMC1003776	Blue #20	Nevada Eagle Resources LLC	2009-507

2

NMC1003777	Blue #21	Nevada Eagle Resources LLC	2009-508
NMC1003778	Blue #22	Nevada Eagle Resources LLC	2009-509
NMC1003779	Blue #23	Nevada Eagle Resources LLC	2009-510
NMC1003780	Blue #24	Nevada Eagle Resources LLC	2009-511
NMC1003781	Blue #25	Nevada Eagle Resources LLC	2009-512
NMC1003782	Blue #26	Nevada Eagle Resources LLC	2009-513
NMC1003783	Blue #27	Nevada Eagle Resources LLC	2009-514
NMC1003784	Blue #48	Nevada Eagle Resources LLC	2009-515
NMC1003785	Blue #62	Nevada Eagle Resources LLC	2009-516
NMC 1003786	Blue #63	Nevada Eagle Resources LLC	2009-517
NMC1003787	Blue #64	Nevada Eagle Resources LLC	2009-518

There are no encumbrances nor are there any claims of any nature against any of the foregoing mineral claims

EXHIBIT "B"
TO LETTER AGREEMENT BETWEEN NEVADA GEOTHERMAL POWER
COMPANY AND GRYPHON GOLD CORPORATION.

2

Blue Mountain
I-80
Reno
NEVADA
Las Vegas
1
Newmont
Mineral Rights
10
11
Newmont
Mineral Rights
12
16
15
Newmont
Mineral Rights
14
Blue Claim
Group
13
Newmont
Mineral Rights
21
Newmont
Mineral Rights
22
23
Newmont
Mineral Rights
24
28
Newmont
Mineral Rights
27
26
Newmont
Mineral Rights
25
Newmont
Mineral Rights
35
SCALE 1 : 40,000
0 125 250 500 750 1,000
Meters
NEVADA GEOTHERMAL POWER INC.
BLUE MOUNTAIN PROJECT
HUMBOLDT COUNTY, NEVADA
UNIT MAP (EXHIBIT-B)
FAIRBANK ENGINEERING LTD.
PREPARED BY:
DATE: Feb 6, 2009